EXHIBIT A


                      U.S. ADVISORY AGREEMENT


          AGREEMENT made as of May 29, 1997 between Clemente Capital, Inc., a New York corporation (the "Adviser"), Clemente Global Growth Fund, Inc., a Maryland corporation (the "Fund") and Wilmington Trust Company, a Delaware corporation (the "U.S. Adviser").

          WHEREAS, the Fund is registered as a closed-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

          WHEREAS, the Adviser has been appointed investment adviser to the Fund, pursuant to an Investment Advisory Agreement dated June 19, 1987, which has been approved by the Fund's shareholders and by the Fund's Board of Directors, most recently on April 24, 1996 (the "Advisory Agreement");

          WHEREAS, the Adviser and the Fund desire to retain the U.S. Adviser to assist in the provision of a continuous investment program for the U.S. portion of the Fund's portfolio (the "U.S.
Portfolio") and the U.S. Adviser is willing to do so; and

          WHEREAS, the Board of Directors of the Fund has approved this Agreement, subject to approval by the shareholders of the Fund, and the U.S. Adviser is willing to furnish such services upon the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1. Appointment. The Adviser and the Fund hereby appoint the U.S. Adviser to act as adviser to the Fund with respect to the U.S. Portfolio. Intending to be legally bound, the U.S.
Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

          2. Advisory Services. Subject to the supervision of the Fund's Board of Directors, the U.S. Adviser will assist the Adviser by providing a continuous investment program for the U.S. Portfolio, including investment research and management with respect to all securities and investments and cash equivalents comprising the U.S. Portfolio. The parties agree that securities of any company whose primary trading market is located in the United States are eligible for inclusion in the U.S. Portfolio. The U.S. Adviser will provide services under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's Prospectus and resolutions of the Fund's Board of Directors applicable to the Fund.

          Without limiting the generality of the foregoing, the U.S. Adviser further agrees that it:

               (a)   will determine from time to time what
securities and other investments will be purchased, retained or sold for the U.S. Portfolio;

               (b) will manage in consultation with the Adviser the U.S. Portfolio's temporary investments in securities, cash and cash equivalents;

               (c) will place orders pursuant to its investment determinations for the U.S. Portfolio either directly with the issuer or with any broker or dealer;

               (d) will consult with the Adviser on a continuous basis as to the portion of the Fund's total assets which shall be invested in the U.S. Portfolio;

               (e)   will attend regular business and
investment-related meetings with the Fund's Board of Directors and the Adviser if requested to do so by the Fund and/or the Adviser;
and

               (f) will maintain books and records with respect to the securities transactions for the U.S. Portfolio, furnish to the Adviser and the Fund's Board of Directors such periodic and special reports as they may request with respect to the U.S. Portfolio, and provide in advance to the Adviser all reports to the Board of Directors for examination and review within a reasonable time prior to the Fund's Board meetings.

          3. Covenants by the U.S. Adviser. The U.S. Adviser agrees with respect to the services provided to the Fund that it:

               (a) will conform with all Rules and Regulations of the Securities and Exchange Commission;

               (b) will telecopy trade information to the Adviser no later than the first business day following the day of the trade and cause broker confirmations to be sent directly to the Adviser and adopt such other trade reporting, settlement and clearance procedures with respect to the Fund as shall be in accordance with the Fund's existing procedures and as mutually agreed by the parties hereto; and

               (c) will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld, and may not be withheld and will be deemed granted where the U.S. Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund).

          4. Services Not Exclusive. The services furnished by the U.S. Adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall (i) prevent the U.S. Adviser or any affiliated person (as defined in the 1940 Act) of the U.S. Adviser or any affiliated person of such person from acting as investment adviser or manager for any other person or persons, including other management investment companies or investment vehicles or accounts of any type with investment objectives and policies the same as or similar to those of the Fund or (ii) limit or restrict the U.S. Adviser or any such affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which the Fund is eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the U.S. Adviser agrees that it will not undertake any activities which, in its reasonable judgment, will adversely affect the performance of its obligations under this Agreement.

          5. U.S. Portfolio Transactions. Investment decisions for the U.S. Portfolio shall be made by the U.S. Adviser independently from those for any other investment companies and accounts advised or managed by the U.S. Adviser. The U.S. Portfolio and such investment companies and accounts may, however, invest in the same securities. When a purchase or sale of the same security is made at substantially the same time on behalf of the U.S. Portfolio and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which the U.S. Adviser believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, the U.S. Adviser may aggregate the securities to be sold or purchased for the U.S. Portfolio with those to be sold or purchased for other investment companies or accounts in order to obtain best execution.

          Either the Adviser, or at the U.S. Adviser's option, the U.S. Adviser shall place orders for the purchase and sale of portfolio securities for the U.S. Portfolio and will solicit broker-dealers to execute transactions in accordance with the Fund's policies and restrictions regarding brokerage allocations. If applicable, the U.S. Adviser shall place orders pursuant to its investment determinations for the U.S. Portfolio either directly with the issuer or with any broker or dealer. If it executes portfolio transactions and selects brokers or dealers, the U.S. Adviser shall use its reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors the U.S. Adviser deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, the U.S. Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and/or research services (within the meaning of Section 28(e) of the Securities Exchange Act of
1934) to or for the benefit of the U.S. Portfolio of the Fund and/or other accounts over which the U.S. Adviser or any of its affiliates exercises investment discretion. The U.S. Adviser is authorized to pay to a broker or dealer who provides such brokerage and/or research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the U.S. Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and/or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the U.S. Adviser's overall responsibilities to the Fund. In no instance will portfolio securities be purchased from or sold to the Adviser or the U.S. Adviser or any affiliated person of either thereof, except as permitted by Rules and Regulations of the Securities and Exchange Commission.

          6. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the U.S. Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The U.S. Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

          7. Expenses. During the term of this Agreement, the U.S. Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund. Nothing herein, however, shall be deemed to require the U.S. Adviser to pay any expenses of the Fund or the Adviser.

          8. Compensation. For the services provided and the expenses assumed with respect to the U.S. Portfolio pursuant to this Agreement, the U.S. Adviser will be entitled to a fee, computed monthly, from the Adviser equal to 25% of the fees received by the Adviser from the Fund pursuant to the Advisory Agreement.

          9. Standard of Care; Limitation of Liability. The U.S. Adviser shall exercise due care and diligence and use the same skill and care in providing its services hereunder as it uses in providing services to other investment companies, accounts and customers, but shall not be liable for any action taken or omitted by the U.S. Adviser in the absence of bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

          10. Reference to the U.S. Adviser. Neither the Adviser nor any affiliate or agent of it shall make reference to or use the name of the U.S. Adviser or any of its affiliates, or any of their clients, except references concerning the identity of and services provided by the U.S. Adviser to the Fund, which references shall not differ in substance from those included in the most recent proxy statement or annual report of the Fund, or the Fund's current registration statement, this Agreement and the Advisory Agreement between the Adviser and the Fund, in any advertising or promotional materials without the prior approval of the U.S. Adviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Fund and any affiliate thereof to satisfy the foregoing obligation.

          11. Duration and Termination. Unless sooner terminated, this Agreement shall continue until May 29, 1999, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Fund's Board of Directors or the vote of a "majority of the outstanding voting securities of the Fund," defined as the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or
(b) more than 50% of the outstanding shares of the Fund, provided that in either event its continuance also is approved by a majority of the Fund's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time without penalty, on 60 days' notice, by the Fund's Board of Directors, by the Adviser or by the U.S. Adviser or by vote of a majority of the outstanding voting securities of the Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

          12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by the vote of the holders of a majority of the outstanding voting securities of the Fund and by the Board of Directors of the Fund, including a majority of the Directors who are not interested persons of the Adviser or the U.S. Adviser, cast in person at a meeting called for the purpose of voting on such approval.

          13. Notice. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

               To the U.S. Adviser at:

                     1100 North Market Street
                     Wilmington, Delaware 19890
                     Attention:  Robert J. Christian

               To the Adviser at:

                     152 West 57th Street
                     New York, New York 10019

               To the Fund at:

                     152 West 57th Street
                     New York, New York 10019

               with a copy to:

                     William H. Bohnett
                     Fulbright & Jaworski L.L.P.
                     666 Fifth Avenue
                     New York, New York 10103

          14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          This Agreement constitutes the entire agreement of the parties, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law.

          15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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          IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their officers designated below as of the day and year first above written.

                                    CLEMENTE GLOBAL GROWTH
                                       FUND, INC.



                                    By:

                                    Name:
                                    Title:


                                    CLEMENTE CAPITAL, INC.



                                    By:

                                    Name:
                                    Title:


                                    WILMINGTON TRUST COMPANY



                                    By:

                                    Name:
                                    Title: